As filed with the Securities Exchange Commission on May 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SRM ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	32-0686534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

941 W. Morse Blvd. Suite 100

Winter Park, FL 32789

Phone: 407-230-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Miller, Chief Executive Officer

SRM Entertainment, Inc.

941 W. Morse Blvd. Suite 100

Winter Park, FL 32789

Phone: 407-230-8100

(Address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Joseph M. Lucosky, Esq.

Steven A. Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

(732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large-Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 29, 2025.

PROSPECTUS

SRM ENTERTAINMENT, INC.

Up to 18,392,856 Shares of Common Stock offered by the Selling Stockholders

This prospectus relates to the resale, from time to time, of up to 18,392,856 shares (the “Shares”) of common stock, par value $0.0001 per share, of SRM Entertainment, Inc. (“Common Stock”), by the selling stockholders identified in this prospectus under the section “Selling Stockholders” (the “Offering”) pursuant to: (i) a Securities Purchase Agreement dated May 21, 2025 (the “Securities Purchase Agreement”) with an investor (the “Investor”), whereby we issued to the Investor: (i) 5,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of SRM Entertainment, Inc. (“Series A Preferred Stock”), with each share of Series A Convertible Stock convertible into approximately 1,785 shares of Common Stock, for an aggregate of 8,928,571 shares of Common Stock (the “Conversion Shares”); and (ii) a warrant (the “PIPE Warrants”) to purchase up to an aggregate of 8,928,571 shares of Common Stock (the “Warrant Shares”) for a term of two years, at an exercise price of $0.65 per share, subject to beneficial ownership limitations set by the holder and certain adjustments.

In connection with the Offering, on May 21, 2025, SRM Entertainment, Inc. entered into a Placement Agency Agreement with Dominari Securities LLC (the “Placement Agent”), in which the Placement Agent served as the placement agent in the Offering, and SRM Entertainment, Inc., as part of the compensation payable to the Placement Agent for services provided by the Placement Agent to SRM Entertainment, Inc. in the Offering, issued a warrant (the “Placement Agent Warrants” and, collectively with the PIPE Warrants, the “Warrants”), to purchase an aggregate of 535,714 shares of Common Stock (the “Placement Agent Warrant Shares” and, collectively with the Conversion Shares and the Warrant Shares, the “Shares”) at an exercise price of $0.65 per share, subject to certain adjustments. The purchase price for one unit (consisting of one share of Series A Convertible Preferred Stock convertible into approximately 1,785 shares and the same number of warrants) was $1,000.

We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of any Conversion Shares, Warrant Shares or Placement Agent Warrant Shares by the applicable Selling Stockholder. We would, however, receive proceeds from any Warrants that are exercised through the payment of the exercise price in cash of such Warrants, in a maximum amount of up to approximately $6,151,785. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses and fees in connection with the registration of the Shares.

No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is listed on The Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “SRM.” On May 28, 2025, the last reported sale price of our Common Stock on Nasdaq was $0.63 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________________, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, if any, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

The Selling Stockholders are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “SRM,” “we,” “our,” “us” and the “Company” in this prospectus, we mean SRM Entertainment, Inc., and its consolidated subsidiary unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is srmentertainment.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 9, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on January 13, 2025, January 28, 2025, and May 28, 2025.

●	The description of our common stock, par value $0.0001 per share contained in our Registration Statement on Form 8-A, filed with the SEC on August 2, 2023, as updated by “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SRM Entertainment, Inc.

941 W. Morse Blvd. Suite 100

Winter Park, FL 32789

Telephone: 407-230-8100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

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THE COMPANY

General Overview

SRM Entertainment, Inc. (“SRM Inc”) is a Nevada corporation, listed and traded on NASDAQ, headquartered in Florida and was incorporated on April 22, 2022. SRM. Entertainment Limited (“SRM Ltd”), a wholly-owned subsidiary, is a limited company incorporated in Hong Kong, on January 23, 1981. The combined SRM Inc and SRM Ltd are collectively referred to as the Company.

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Business

The Company is a trusted toy and souvenir designer and developer, selling into the world’s largest theme parks and entertainment venues.

Our business is built on the principle that almost everyone is a fan of something and the evolution of pop culture is leading to increasing opportunities for fan loyalty. We create whimsical, fun and unique products that enable fans to express their affinity for their favorite “something”-whether it is a movie, TV show, favorite celebrity, or favorite restaurant. We infuse our distinct designs and aesthetic sensibility into a wide variety of product categories, including figures, plush, accessories, apparel, and homewares. With our unique style, expertise in pop culture, broad product distribution and highly accessible price points, we have developed a passionate following for our products that has underpinned our growth. We believe we sit at the nexus of pop culture-content providers value us for our broad network of retail customers, retailers value us for our portfolio of pop culture products and pop culture insights, and consumers value us for our distinct, stylized products and the content they represent.

Pop culture pervades modern life and almost everyone is a fan of something. Today, more quality content is available and technology innovation has made content accessible anytime, anywhere. As a result, the breadth and depth of pop culture fandom resembles, and in many cases exceeds, the type of fandom previously associated only with sports. Everyday interactions at home, work or with friends are increasingly influenced by pop culture.

We have invested strategically in our relationships with key constituents in pop culture. Content providers value us for our broad network of retail customers and retailers value us for our pop culture products, pop culture insights and ability to drive consumer traffic. Consumers, who value us for our distinct, stylized products, remain at the center of everything we do.

Content Providers: We have licensing relationships with many established content providers, and our products appear in venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld, Cedar Fair, Herschend Family Entertainment and Merlin Entertainment. We currently have licenses with Smurfs, The ICEE Company and Zoonicorn LLC, from which we can create multiple products based on each character within. Content providers trust us to design, create and manufacture unique, stylized extensions of their intellectual property that extend the relevance of their content with consumers through ongoing engagement, helping to maximize the lifetime value of their content.

Consumers: Fans are increasingly looking for ways to express their affinity for and engage with their favorite pop culture content. Over time, many of our consumers evolve from occasional buyers to more frequent purchasers, whom we categorize as enthusiasts or collectors. We create innovative products to appeal to a broad array of fans across consumer demographic groups-men, women, boys and girls-not a single, narrow demographic. We currently offer an array of products that sell across several categories. Our products are generally priced between $2.50 and $50.00, which allows our diverse consumer base to express their fandom frequently and impulsively. We continue to introduce innovative products designed to facilitate fan engagement at different price points and styles.

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We have developed a nimble and low-fixed cost production model. The strength of our management team and relationships with content providers, retailers and third-party manufacturers allows us to move from product concept to a new product tactfully. As a result, we can dynamically manage our business to balance current content releases and pop culture trends with timeless content based on classic movies, such as Harry Potter or Star Wars. This has allowed us to deliver significant growth while lessening our dependence on individual content releases.

Recent Developments

May 2025 Private Placement

See the “Private Placement of Series A Preferred Stock and Warrants” section of this prospectus.

CEO and CFO Employment Agreements

On September 10, 2024, the Compensation Committee of the Board reviewed and recommended approval that the Company enter into a new Employment Agreement (the “CEO Employment Agreement”) with Richard Miller as Chief Executive Officer (the “CEO”). Following approval from the Compensation Committee and the Board, the Company entered into the CEO Employment Agreement effective January 1, 2024 (the “Effective Date”), which cancels and supersedes Mr. Miller’s previous employment agreement with the Company as of the Effective Date. The CEO Employment Agreement is for an initial term of 3 years from the date thereof and automatically renews for successive 1-year periods. Pursuant to the CEO Employment Agreement, the Company will compensate Mr. Miller with a base salary of $225,000. Thereafter, his base salary shall increase at the rate of at least ten percent (10%) on January 1 of each following year.

On January 13, 2025, the Compensation Committee of the Board of Directors (the “Board”) of the Company reviewed and recommended approval that the Company enter into a new Employment Agreement (the “CFO Employment Agreement”) with Douglas McKinnon as Chief Financial Officer (the “CFO”). Following approval from the Compensation Committee and the Board, the Company entered into the CFO Employment Agreement on January 22, 2025 with an effective date of January 1, 2024, which cancels and supersedes Mr. McKinnon’s previous employment agreement with the Company as of the Effective Date. The CFO Employment Agreement is for an initial term of 3 years from the date thereof and automatically renews for successive 1-year periods. Pursuant to the Employment Agreement, the Company will compensate Mr. McKinnon with a base salary of $215,000. Thereafter, his base salary shall increase at the rate of at least ten percent (10%) on January 1 of each following year.

December Registered Direct Offering

On December 5, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the institutional investors named on the signature page thereto (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of (i) 1,580,000 shares of the Company’s common stock, at a purchase price of $0.7385 per share, and (ii) 712,133 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 712,133 shares of common stock (the “Pre-Funded Warrant Shares”) at a purchase price of $0.7384 per Pre-Funded Warrant, for aggregate gross proceeds to the Company of approximately $1.7 million, before deducting the placement agent fees and estimated offering expenses payable by the Company (the “December Registered Offering”).

Pursuant to a placement agency agreement dated as of December 5, 2024 (the “Placement Agency Agreement”), the Company engaged D. Boral Capital LLC (the “Placement Agent”) to act as the sole placement agent in connection with the offering. The Company agreed to (i) pay the Placement Agent a cash fee equal to 8.0% of the aggregate gross proceeds of the December Registered Offering, and (ii) reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses, including the reasonable fees, costs, and disbursements of its legal counsel of $50,000.

The shares of common stock, the Pre-Funded Warrants and the Pre-Funded Warrant Shares were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-282028), which was declared effective by the U.S. Securities and Exchange Commission on September 19, 2024, and a related prospectus supplement, dated December 5, 2024, related to the December Registered Offering. The December Registered Offering closed on December 6, 2024.

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Nasdaq Listing Deficiency

On October 21, 2024, the Company received a deficiency letter (from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share, for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

The Notice has no immediate effect on the continued listing status of the common stock on The Nasdaq Capital Market, and, therefore, the Company’s listing remains fully effective.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is provided a compliance period of 180 calendar days from the date of the Notice, or until April 21, 2025, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of the common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to April 21, 2025.

On April 22, 2025, the Company was granted a second 180 calendar day compliance period, or until October 20, 2025, to regain compliance with the Minimum Bid Requirement due to Nasdaq’s determination that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price requirement.

The Company intends to actively monitor the closing bid price of the common stock and will evaluate available options to regain compliance with the Minimum Bid Requirement. However, there can be no assurance that the Company will regain compliance with the Minimum Bid Requirement during the second 180-day compliance period, or maintain compliance with the other Nasdaq listing requirements. If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.

October Registered Direct Offering

On October 18, 2024, and October 19, 2024, the Company entered into four Securities Purchase Agreements (each an “SPA”) with four accredited investors (the “Investors”), for the purchase and sale in a registered direct offering of 1,711,477 shares of the Company’s common stock at a price of $0.61 per share, generating gross proceeds from the offering of approximately $1,044,000 (the “October Registered Direct Offering”). Three SPAs, each dated as of October 18, 2024, were entered into with three investors, and one SPA, dated as of October 19, 2024, was entered into with a single investor. The Company did not utilize a placement agent or underwriter in connection with the October Registered Direct Offering.

Asset Purchase Agreement with Suretone Entertainment

On September 3, 2024, the Company (or “Buyer”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”)with Suretone Entertainment, Inc. (“Suretone” or “Seller”) pursuant to which the Buyer has agreed to acquire certain assets related to the movie with the title The Kid (directed by Vincent D’Onofrio) from the Seller, for an aggregate purchase price of $3,000,000 (the “Purchase Price”). Jordan Schur, the owner and Chief Executive Officer of Suretone, is a board member and President of Safety Shot, Inc. As of May 27, 2025, Safety Shot holds 13.6% of the Company’s common stock.

In consideration for the acquired assets, the Buyer paid the Purchase Price by: (i) paying $250,000 in cash on September 3, 2024); (ii) issuing 1,500,000 restricted shares of the Company’s common stock, par value $0.001 per share (valued at $0.8333 per share); and (iii) issuing a secured promissory note in the original amount of $1,500,000 (the “Secured Note”). The Secured Note will bear interest at the rate of 8%per annum and will mature on September 3,2025 (the “Maturity Date”), calculated on a 365-day year, and is due along with the principal on the Maturity Date. The Secured Note is secured by the assets purchased pursuant to the Asset Purchase Agreement. If the Company secures financing of at least $5 million during the term of the Secured Note, it must use the proceeds to repay the Secured Note. The Company can prepay the Secured Note at any time without penalty but must provide 15 days’ notice to Suretone. The Secured Note is subject to immediate acceleration if the Company commences bankruptcy proceedings, if it winds down its operations, if the Company fails to stay current in its SEC reporting obligations, or if the Company’s common stock is delisted from the Nasdaq Stock Market. At March 31, 2025, the Company owed $250,000 on the principal balance of the Secured Note.

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THE OFFERING

Issuer	SRM Entertainment, Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholders	18,392,856 shares (1)

Shares of Common Stock outstanding before the Offering	17,243,610 shares (2)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	35,636,466 shares (2)

Use of proceeds	We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders.

Market for Common Stock	Our Common Stock is listed on Nasdaq under the symbol “SRM.”

Risk Factors	Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 7 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

(1)

Assumes (i) the conversion of the Series A Preferred Stock at a conversion price of $0.56 per share, (ii) the exercise of the PIPE Warrants exercisable into 8,928,571 shares of the Company’s Common Stock at an exercise price of $0.65 per share, and (iii) the exercise of the Placement Agent Warrants exercisable into 535,714 shares of Common Stock.

(2)	The number of shares of Common Stock outstanding before and after the Offering is based on 17,243,610 shares outstanding as of May 27, 2025 and excludes the following:

●	57,500 shares of Common Stock issuable upon exercise of warrants outstanding related to SRM’s IPO with a $6.00 exercise price; and

●	3,160,000 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $0.81 per share.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

There have been no material changes to the Risk Factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024.

USE OF PROCEEDS

We are not selling any securities in this prospectus. All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the shares of our Common Stock by the Selling Stockholders. We may receive proceeds from future cash exercises of the PIPE Warrants, which, if exercised in cash at the current exercise price with respect to all 8,928,572 shares of Common Stock, would result in gross proceeds of approximately $6,151,785 to us.

PRIVATE PLACEMENT OF SERIES A PREFERRED STOCK AND WARRANTS

On May 21, 2025, we entered into a Securities Purchase Agreement with the Investor for the private placement of 5,000 shares of Series A Convertible Preferred Stock, convertible into an aggregate of 8,928,571 shares of our Common Stock at a conversion price of $0.56 per share, and PIPE Warrants, each having the right to purchase one share of Common Stock, to acquire up to an aggregate of 8,928,571 shares of Common Stock. The purchase price for one share of Series A Convertible Preferred Stock convertible into approximately 1,785 shares and a warrant to purchase the same number of shares was $1,000. The Private Placement closed on May 27, 2025 with aggregate gross proceeds totaling approximately $5 million to us, before deducting placement agent fees and other expenses.

The PIPE Warrants have an exercise price of $0.65 per share. Each PIPE Warrant is exercisable immediately and will expire two years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, an Investor may not exercise any portion of its warrants to the extent that the Investor would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the outstanding Common Stock after exercise. In the event of certain fundamental transactions, the holder of the PIPE Warrants will have the right to receive the Black Scholes Value (as defined in the PIPE Warrants) of its PIPE Warrants calculated pursuant to a formula set forth in the PIPE Warrants, payable in cash. There is no trading market available for the PIPE Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the PIPE Warrants on any securities exchange or nationally recognized trading system.

Pursuant to the Securities Purchase Agreement, for a period of eighteen (18) months after the closing date, the Investor shall have the right of first refusal to participate with respect to any offering involving (i) future equity or equity-linked securities of the Company or (ii) debt of the Company, which is convertible into equity or in which there is an equity component.

Dominari Securities, LLC acted as placement agent in connection with the Offering pursuant to that certain Placement Agency Agreement dated as of May 21, 2025, between us and the Placement Agent, pursuant to which we paid the Placement Agent (i) a cash fee equal to 6.0% of the aggregate gross proceeds from the sale of the shares of Common Stock in the Offering and (ii) reimbursement for certain of out-of-pocket expenses, including for reasonable expenses and legal fees of $100,000. In addition, we issued to the Placement Agent or its designees the Placement Agent Warrants to purchase up to an aggregate of 535,714 shares of Common Stock (6.0% of the Common Stock sold in the Offering). The Placement Agent Warrants have identical terms as the PIPE Warrants.

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SELLING STOCKHOLDERS

We are registering the shares of our Common Stock in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the registered shares issued to the Selling Stockholders, neither the Selling Stockholders nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the rules and regulations thereunder) of the Shares of our Common Stock by the Selling Stockholders.

The second column lists the number of shares of our Common Stock beneficially owned by each the Selling Stockholder before this Offering (including shares which the Selling Stockholders have the right to acquire immediately, including upon exercise of any Warrants.

The third column lists the Shares of our Common Stock being offered by this prospectus by each Selling Stockholder.

The fourth and fifth columns list the number of shares of Common Stock beneficially owned by each Selling Stockholder and their percentage ownership after the Offering (including shares which the Selling Stockholder has the right to acquire immediately, including upon exercise of any Warrants), assuming the sale of all of the Shares offered by each Selling Stockholder pursuant to this prospectus.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with any other person with which the Selling Stockholder is considered to be part of a group under Section 13 of the Exchange Act or with which the Selling Stockholder otherwise files reports under Section 13 and/or 16 of the Exchange Act, to beneficially own a number of shares of Common Stock which exceeds 9.99% of the equity interests of a class that is registered under the Exchange Act that is outstanding at such time. The number of shares in the third column does not reflect this limitation.

The amounts and information set forth below are based upon information provided to us by the Selling Stockholders as of May 27, 2025, except as otherwise noted below. The Selling Stockholders may sell all or some of the shares of Common Stock they are offering, and may sell, unless indicated otherwise in the footnotes below, shares of our Common Stock otherwise than pursuant to this prospectus. The tables below assume the Selling Stockholders sell all of the shares offered by them in offerings pursuant to this prospectus, and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Selling Stockholder	Number of Shares Owned Before Offering	Shares Offered Hereby	Number of Shares Owned After Offering(1)	Percentage of Shares Beneficially Owned After Offering
American Ventures LLC Series III SRM(2)	0	8,928,571	0	0%
Dominari Securities LLC(3)	0	267,857	0	0%
Soo Yu(4)	0	267,857	0	0%

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(1)

This column assumes full conversion or exercise of the Series A Preferred Stock and Warrants owned by the Selling Stockholders into or for shares of Common Stock offered hereby and the subsequent sale of all such shares of Common Stock.

(2)

Based upon information provided by American Ventures LLC Series III SRM (“American Ventures”), American Ventures is the beneficial owner of Series A Preferred Stock at an aggregate principal amount of $5,000,000 convertible into 8,928,571 shares of Common Stock, and PIPE warrants to purchase up to 8,928,571 shares of Common Stock. American Ventures has a limitation on the amount of its beneficial ownership in the Securities Purchase Agreement with the Company pursuant to which American Ventures will not exercise its PIPE Warrants if, following such exercise, American Ventures would own more than 4.99% of the Company’s issued and outstanding shares of Common Stock. Soo Yu, the Fund Manager of American Ventures, exercises voting and dispositive power over the shares being offered under this prospectus. The address of American Ventures is 1091 Gulfstream Way, Riviera Beach, FL 33404.

(3)

Based upon information provided by Dominari Securities LLC (“Dominari”), Dominari is the beneficial owner of Placement Agent Warrants to purchase 267,857 shares of Common Stock. Dominari has a limitation on the amount of its beneficial ownership pursuant to the placement agent common stock purchase warrant agreement with the Company pursuant to which Dominari will not exercise its Placement Agent Warrants if, following such exercise, Dominari would own more than 4.99% of the Company’s issued and outstanding shares of Common Stock. Eric Newman, the Executive Vice President and Global Head of Investment Banking of Dominari, exercises voting and dispositive power over the shares being offered under this prospectus. The address of Dominari is 725 Fifth Avenue, 23rd Floor New York, NY 10022.

(4)	Based upon information provided by Soo Yu, Soo Yu is the beneficial owner of a warrant to purchase 267,857 shares of Common Stock. Soo Yu has a limitation on the amount of her beneficial ownership pursuant to the placement agent common stock purchase warrant agreement with the Company pursuant to which she will not exercise her warrants if, following such exercise, she would own more than 4.99% of our issued and outstanding shares of Common Stock. The securities are directly held by Soo Yu. The address of Soo Yu is 110 Front St Suite 300 Jupiter, Florida 33477.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended and Bylaws, as amended which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 100,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 1,000,000 shares are designated as Series A Preferred Stock and 5,000 shares of the Series A Preferred Stock are designated as convertible. As of May 27, 2025, there were 17,243,610 shares of Common Stock issued and outstanding and 5,000 shares of Preferred Stock issued and outstanding.

Description of Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of our Common Stock may receive dividends out of funds legally available if our board of directors (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. The Company did not declare or pay any dividends for the year ended December 31, 2024.

Voting Rights

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. The Common Stock shares do not contain cumulative voting rights.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive or conversion rights or other subscription rights, and is not subject to redemption or sinking fund provisions.

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Right to Receive Liquidation Distributions

Holders of common stock are entitled to dividends when, and if, declared by the Board out of funds legally available therefore; and then, only after all preferential dividends have been paid on any outstanding Preferred Stock.

Description of Series A Convertible Preferred Stock

Stated Value

The stated value of the Series A Convertible Preferred Stock shall be $1,000 per share.

Dividend Rights

Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series A Preferred Stock.

Voting Rights

Holders of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock are convertible on the basis of a conversion price of $0.56. The Holders shall vote together with the holders of shares of Common Stock as a single class.

Transfer Agent and Registrar

The Company’s transfer agent is ClearTrust, LLC with an address of 16540 Pointe Village Drive, Suite 210, Lutz, FL 33558 and a phone number of (813) 235-4490.

The Common Stock is listed on The Nasdaq Capital Market under the trading symbol “SRM.”

Anti-takeover Effects of Our Articles of Incorporation and By-laws

The holders of our Common Stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the Board. Our articles of incorporation allow our Board to issue additional shares of our Common Stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Anti-Takeover Provisions

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

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If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees or other successors-in- interest may, from time to time, sell any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices or negotiated prices. The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per security;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

Upon being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, we will file a supplement to this prospectus, if then required in accordance with applicable securities law.

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The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of Common Stock or interests in shares of Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by such Selling Stockholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

LEGAL MATTERS

Lucosky Brookman LLP, Woodbridge, NJ will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of SRM Entertainment, Inc.

EXPERTS

Our consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$1,371.37
Legal fees and expenses	15,000
Total	$16,371.37

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Item 15. Indemnification of Directors and Officers

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws provide shall advance costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index below.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Certificate of Designation of Series A Preferred Stock (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2025)
4.1	Form of Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2025)
4.2	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2025)
5.1*	Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2025)
10.2	Form of Placement Agency Agreement (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2025)
10.3	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2025)
23.1*	Consent of M&K CPAS, PLLC
23.2*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, FL on May 29, 2025.

SRM Entertainment, Inc.

By:	/s/ Richard Miller
Name:	Richard Miller
Title:	Chief Executive Officer

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Richard Miller and Douglas O. McKinnon, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard Miller	Chief Executive Officer	May 29, 2025
Richard Miller	(Principal Executive Officer) and Director

/s/ Douglas O. McKinnon	Chief Financial Officer	May 29, 2025
Douglas O. McKinnon	(Principal Financial and Accounting Officer) and Director

/s/ Christopher Marc Melton	Director	May 29, 2025
Christopher Marc Melton

/s/ Gary Herman	Director	May 29, 2025
Gary Herman

/s/ Hans Haywood	Director	May 29, 2025
Hans Haywood

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